EXHIBIT 10.19

                        DEVELOPMENT AND LICENSE AGREEMENT

         This Development and License Agreement (this "Agreement") is entered into as of June 30, 1999 (the "Effective Date") by and between SmartDisk Corporation, a Delaware corporation, with its principal offices at 3506 Mercantile Avenue, Naples, FL 34104 and SmartDisk International, Inc., a Delaware corporation, having a Japan branch with its principal place of business located at Kyoei Yaesu Bldg., 2-3-12 Yaesu, Chuo-Ku, Tokyo, 104-0028, Japan, (collectively "SmartDisk"), and SONY CORPORATION, a corporation formed under the laws of Japan, with its principal offices at 6-7-35 Kitashinagawa Shinagawa-ku,Tokyo, 141-0001 Japan ("Sony").

                                 R E C I T A L S

         A. "Floppy Disk" means higher density 3.5 inch micro floppydisks which conform to the technical specifications of the document entitled "Information processing - Data interchange on 90mm (3.5in) flexible disk cartridges using modified frequency modulation recording at 15916 ftprad on 80 tracks on each side" issued by ISO as "ISO-9529-1."

         B. SmartDisk designs, develops and manufactures, among other products, products for the ability to read data to and write data from flash memory storage products, in the form of Floppy Disks ("FlashPath").

         C. Sony has developed and distributes a certain form of flash memory card system known as the Memory Stick ("Memory Stick").

         D. The parties desire to have SmartDisk design, develop, manufacture and sell to Sony a type of FlashPath product for use with the Memory Stick which will allow FlashPath to interoperate with the Memory Stick (the "Product") and have Sony distribute such Product.

         E. The parties intend to set forth more fully the terms of SmartDisk's manufacturing and Sony's distribution of the Product in separate agreements.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       DEFINITIONS

                  1.1 "Confidential Information" means (i) all information disclosed by either party to the other during the term of this Agreement relating to either party's financial or business plans and affairs, financial statements, internal management tools and systems, marketing plans, clients, contracts, products and programs, product and program development plans, hardware, firmware, software programs and other technology which information is deemed by the disclosing party as confidential; (ii) which is disclosed in oral, written, graphic, machine recognizable, and/or sample form; and, (iii) is clearly designated, labeled or marked as confidential. Confidential Information which is disclosed other than in material form will be confirmed as Confidential Information in writing by the disclosing party within thirty (30) days after such disclosure,



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identifying the place and date of such disclosure and names of the receiving party's employees to whom such disclosure was made and describing the resume of the information disclosed.

                  1.2 "Design Specifications" means the written preliminary specifications for the Product attached hereto as Exhibit A which shall be deemed to be part of this Agreement.

                  1.3 "Development Schedule" means a description of the development obligations of each party with respect to the Product to be set forth in Exhibit B attached hereto. The Development Schedule shall include, without limitation, a detailed description of each party's deliverables, delivery dates and milestones for: (i) developing various beta-version components of the Product; (ii) developing and testing a production prototype which shall be used as a manufacturing sample; (iii) developing and testing manufacturing and engineering improvements for commercial manufacturing cost reductions; and (iv) developing commercialized, final products.

                  1.4 "Final Specifications" means the written final specifications for the Product to be agreed to by the parties as set forth in
Section 2.1 below and when so agreed to shall become Exhibit C attached hereto and shall be deemed to be part of this Agreement.

                  1.5 "Intellectual Property Rights" means patents, copyrights including rights in audiovisual works and moral rights, trademarks, service marks, and trade names and registrations and applications therefor, trade secrets, know-how, rights in trade dress and packaging and other intellectual property rights recognized by the law of the United States and each applicable jurisdiction.

                  1.6 "Memory Stick ASIC Components" means the Intellectual Property Rights in those portions of the digital chip used solely to provide a serial to parallel interface allowing the Memory Stick to communicate with the FlashPath, and which the parties hereto may develop to create the Product.

                  1.7 "Memory Stick Updates" means updates, additions, enhancements, or modifications to the Memory Stick.

                  1.8 "Patentable Developments" means all ideas conceived during, and which are directly related to, the development of the Product which are patentable ideas or inventions, excluding the Memory Stick ASIC Components and the Specified Driver Source Code.

                  1.9 "Specified Driver Source Code" means all Intellectual Property Rights in those portions of the driver software source code which are developed pursuant to this Agreement and which specifically support only the Product.

         2.       Development Phase I - Project PLANNING

                  SmartDisk has developed the Design Specifications for the Product which previously have been delivered to Sony. The parties shall review and revise, as is acceptable to both parties, the Design Specifications to create the Final Specifications by June 30, 1999. By no later than June 30, 1999, the parties shall negotiate in good faith to develop and agree upon the Development Schedule, which shall be deemed to be part of this Agreement as Exhibit B.

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         3.       Development Phase II - Project development

                  3.1 Designated Contacts. Exhibit D attached hereto sets forth each party's designated "Principal Contact", which shall be each party's respective point of contact for the resolution of problems. In addition, Exhibit D sets forth each party's respective "Program Manager", who shall have overall responsibility for the direction and coordination of the development of the Product. The Sony and SmartDisk Program Managers shall establish and implement reasonable project management procedures. In addition to the responsibilities set forth herein, the Principal Contact and Program Manager shall be responsible for matters designated in the Development Schedule, if any.

                  3.2 Development Operations. The parties hereby agree to carry out their respective obligations pursuant to and in accordance with the Final Specifications and Development Schedule. In addition to the requirements set forth in the Final Specifications and Development Schedule, Sony agrees to provide technology resources which Sony deems necessary to assist in SmartDisk's understanding of the Memory Stick so as to enable SmartDisk to develop the Product.

                  3.3 Acceptance of Milestones. SmartDisk shall deliver to Sony each milestone associated with a deliverable as set forth in the Development Schedule for review and approval by Sony. Sony will test the delivered milestone to determine whether such delivered milestone is in conformity with the Final Specifications. Sony will inform SmartDisk whether such delivered milestones are in conformity with the Final Specifications within the time periods set forth in the Development Schedule. In the event that a delivered milestone does not conform to the relevant portion of the Final Specification (such nonconformance will be referred to as "Deficiencies"), Sony shall reject the delivered milestone and provide written notice to SmartDisk describing the Deficiencies in sufficient detail to allow SmartDisk to correct the Deficiencies. Within a period of time to be agreed between the parties after receiving each report regarding Deficiencies, SmartDisk will use its best commercial efforts to correct the Deficiencies so that the milestone conforms to the applicable part of the Final Specifications. The procedure in this Section 3.3 will be repeated with respect to a milestone to determine whether it is acceptable to Sony. In the event a delivered milestone fails to conform to the Final Specifications more than two times, the Program Managers shall meet to determine the appropriate course of action.

                  3.4 Changes to Final Specifications. Either party may request changes to the Final Specifications during the development of the Product. All requested changes by a party shall be submitted to the other party's Program Manager in writing. Upon such other party's receipt of such changes, the parties shall determine the amount of rework necessary, the additional development time necessary, any additional costs associated with such changes and which party shall be responsible for such costs. All such determinations shall be made by the mutual consent of the parties. Upon written approval by both parties to effect the requested change, SmartDisk will commence implementation of such change. SmartDisk will revise the Final Specifications and Development Schedule to reflect such change.

                  3.5 Memory Stick Modifications. In the event that during the term of this Agreement, Sony develops, or has developed on its behalf, any modification, enhancement or update to the Memory Stick which causes the Product to no longer interoperate with the Memory Stick or causes the Product to become commercially obsolete, Sony shall send SmartDisk written

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notice thereof no later than six (6) months prior to Sony's anticipated first commercial release of such modification and the Principal Contacts shall meet to determine the appropriate course of action for the parties. Notwithstanding the foregoing, in the event of minor modifications, enhancements or updates to the Memory Stick, Sony shall exercise its best efforts to advise SmartDisk of such minor modifications, enhancements, or updates, as soon as possible. SmartDisk shall exercise best efforts to incorporate such minor modifications, enhancements, or updates, as soon as commercially reasonable, taking into consideration the cost of such modifications and the impact on manufacturing lead times.

                  3.6 Completion. The development of the Product shall be deemed completed upon Sony's acceptance of the final milestone as set forth in the Development Schedule, but shall in no event be later than March 31, 2000.

         4.       OWNERSHIP AND LICENSE

                  4.1 FlashPath. SmartDisk has and will retain all rights of ownership in and to FlashPath, including without limitation the object code, source code and documentation, all proprietary rights embodied therein and related thereto, and Sony agrees and understands that it will not obtain, assert or claim any right or license therein except as specifically set forth in this Agreement. SmartDisk hereby grants and agrees to grant to Sony a non-exclusive, worldwide, fully-paid right and license to market, sell and distribute those portions of FlashPath (and Intellectual Property Rights incorporated therein) which are incorporated in the Product for a period of five (5) years from the Effective Date and to grant sublicenses of the foregoing to distributors of Sony products.

                  4.2 Memory Stick. Sony has and will retain all rights of ownership in and to the Memory Stick, including without limitation the object code, source code and documentation, all proprietary rights embodied therein and related thereto, and SmartDisk agrees and understands that it will not obtain, assert or claim any right or license therein except as specifically set forth in this Agreement. Sony hereby grants and agrees to grant to SmartDisk a non-exclusive, worldwide, fully-paid right and license to use and reproduce, as reasonably required by SmartDisk, the Memory Stick, including its design documentation and object and source code, for the sole internal purpose of designing, developing, manufacturing, testing, performing quality assurance, performing quality control, improving and providing support and maintenance for the Product. Notwithstanding the grant of non-exclusive rights by Sony as set forth above, the parties understand and agree that SmartDisk shall be the exclusive developer of the Product as developed in accordance with the Final Specifications and Sony's technical assistance. In the event the Product contains any portion of the Memory Stick which is proprietary to Sony, Sony hereby grants SmartDisk an exclusive, fully-paid, worldwide right and license to reproduce, modify and include such portions of the Memory Stick in the Product as developed in accordance with the Final Specifications and Sony's technical assistance and to make, have made, market, sell and distribute to Sony the Product as developed in accordance with the Final Specifications and Sony's technical assistance which includes such portions of the Memory Stick and to sublicense any of the foregoing solely for the purposes of manufacturing the Product for distribution to Sony.

                  4.3 Memory Stick ASIC Components and Specified Driver Source Code. SmartDisk hereby assigns and agrees to assign to Sony all worldwide right, title and interest

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SmartDisk may have or acquire in and to the Memory Stick ASIC Components and the
Specified Driver Source Code without royalty or any other consideration except as may be expressly set forth herein. In addition, Sony hereby grants and agrees to grant to SmartDisk a perpetual, exclusive, worldwide, fully-paid right and license to make, have made, use and reproduce the Memory Stick ASIC Components and the Specified Driver Source Code for the sole purposes of designing, developing, manufacturing, testing, performing quality assurance, performing quality control, improving and providing support and maintenance for the Product and any other product which SmartDisk may develop and supply to Sony in the future. In the event Sony requests that SmartDisk perform additional development work with respect to the Memory Stick ASIC Components and the Specified Driver Source Code for the Sony product currently known as the "Mavica", the parties will determine an appropriate additional development fee to paid by Sony to SmartDisk for such work.

                  4.4 Patentable Developments. All Patentable Developments shall be owned jointly by Sony and SmartDisk. Each party hereto hereby assigns and agrees to assign to the other a one-half undivided interest in and to all worldwide right, title and interest which each such party may have or acquire in and to the Patentable Developments without royalty or any other consideration except as may be expressly set forth herein. The parties further agree to use their commercially reasonable efforts to cause any third party involved in the development of the Patentable Developments to likewise contribute any rights such third party may have in the Patentable Developments to an equal joint ownership among all such parties. Notwithstanding the joint ownership described herein, no party shall have the obligation to account to the others for any further development, distribution, commercialization or other use of the Patentable Developments and each party hereto waives its rights to claim the other party committed waste of any Patentable Development. Any party to this Agreement (the "Claiming Party") shall have the right to bring a claim of infringement against any third party which infringes any of the Patentable Developments and the other party hereto agrees to cooperate in any claim brought by the Claiming Party at the expense of the Claiming Party.

                  4.5 Additional Licenses. To the extent that Sony owns or has licenses to any additional Intellectual Property Rights which affect the design, development, manufacture, license or sale of the Product, Sony hereby grants and agrees to grant to SmartDisk a non-exclusive, worldwide, fully-paid right and license to use such Intellectual Property Rights to design, make, have made, use and sell the Product to Sony for distribution by Sony.

                  4.6 Proprietary Markings. The parties agree that the Products shall be labeled as set forth in Exhibit E attached hereto and shall carry on all containers and storage media therefor and in all marketing material the trademarks, copyright notices, patent notices, trade secret notices and other notices regarding proprietary rights as set forth in Exhibit E.

         5.       DEVELOPMENT FEES

                  5.1 General. In consideration of the development of the Product, Sony shall pay to SmartDisk the development fees set forth in Exhibit F attached hereto and incorporated herein by reference (the "Fees").

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                  5.2 Monthly Invoices. For those Fees designated on Exhibit F as "Invoice Fees", SmartDisk shall send to Sony on a monthly basis an invoice and an accounting for Product development work performed by SmartDisk during the month. Sony shall pay each such invoice within thirty (30) calendar days of receipt.

                  5.3 Payment for Deliverables. SmartDisk shall submit deliverables to Sony in accordance with Section 3.3 above. Upon acceptance any delivered milestone, Sony shall remit to SmartDisk the applicable Fee associated therewith in accordance with the Development Schedule.

                  5.4 Tooling and Dies. SmartDisk shall purchase on behalf of Sony, and as Sony's purchasing agent, tooling and dies for the manufacture of the Product. As of the Effective Date the parties estimate the cost of such tooling and dies to be approximately (Y)50,000,000 and Sony shall reimburse SmartDisk for the costs thereof. The actual amount of reimbursement by Sony shall be determined by both parties at the time SmartDisk orders such tooling and dies. The timing and manner of payment of such costs shall be more fully set forth in a separate Manufacturing Agreement to be entered into by the parties hereto.

                  5.5 Taxes. All taxes, duties, fees and other governmental charges of any kind (including customs duties, import sales, services and use taxes, but excluding taxes based on the gross revenues or net income of SmartDisk) which are imposed by or under the authority of any government or any political subdivision thereof on the Fees shall be borne by Sony and shall not be considered a part of, a deduction from or an offset against such fees. SmartDisk shall be responsible for all taxes assessed on the gross revenues or net income of SmartDisk by any governmental authority with jurisdiction over SmartDisk. In the event that Sony is required to withhold taxes based on such gross revenues or net income of SmartDisk by any such governmental authority, Sony is hereby authorized to make such payment of withholding taxes and Sony will provide SmartDisk with official tax receipts or other evidence of payment of such withheld taxes sufficient to substantiate a claim by SmartDisk for credit against SmartDisk's United States federal income tax.

         6.       INDEMNIFICATION AND LIMITATIONS ON LIABILITY

                  6.1 SmartDisk's Obligations. (a) SmartDisk will indemnify and hold harmless Sony from and against all claims, actions, damages, costs and expenses (including attorneys' fees) arising out of any actual or threatened claim of infringement of any patent, or any copyright, trademark, or trade secret arising out of FlashPath or any of SmartDisk's other contributions to the Product only as used in the Product, to the extent that such contributions were not a direct result of instructions or technical assistance received from Sony. This obligation will be subject to the following terms and conditions:

                  (i) The obligation will arise only if Sony gives SmartDisk prompt notice of the infringement claim and grants SmartDisk, in writing, exclusive control over its defense and settlements;

                  (ii) This obligation will cover the Products only in the form as delivered to Sony by SmartDisk or its agents, and will not cover any correction, modification, improvement,

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enhancement or addition to any Product made by anyone other than SmartDisk without SmartDisk's prior written authorization;

                  (iii) This obligation will not cover any claim that any Product infringes any third party's rights as used in combination with any hardware or software not supplied by SmartDisk if that claim could have been avoided by the use of that Product in combination with other hardware or software, notwithstanding the foregoing, the obligation will cover any claim that any Product infringes any third party's rights as used in combination with any Floppy Disk drives in common and/or in combination with any Memory Stick in common;

                  (iv) This obligation will not cover any use of the Memory Stick ASIC Components, the Specified Driver Source Code or the Patentable Developments used with or in any product other than the Product;

                  (v) Without limiting SmartDisk's general obligation of indemnification, and in addition thereto, if an infringement claim is asserted, or if SmartDisk believes one likely, SmartDisk will have the right and the obligation to do any of the following, if approved by Sony: (a) procure a license from the person(s) claiming or likely to claim infringements; or (b) modify the Product to avoid the claim of infringement; or (c) suspend the Agreement with respect to such Product until the infringement claim has otherwise been resolved. If SmartDisk choose the option (c) and as a result, the development of the Product hereunder is delayed by more than ninety (90) days, Sony shall have the right to terminate this Agreement, and SmartDisk shall reimburse Sony, in such amounts as the parties shall agree but in no event more than the payments made by Sony hereunder.

                  (b) SmartDisk warrants that the Memory Stick ASIC Components and Specified Driver Source Code supplied to Sony will perform in accordance with the Final Specifications. SmartDisk warrants that for twelve (12) months from the date on which Sony accepted the final milestone as set forth in the Development Schedule, the Memory Stick ASIC Components and Specified Driver Source Code shall be free from any significant programming errors and from defects in workmanship and materials. In the event that any defect is found during the warranty period, SmartDisk shall remedy such defect at no additional expense to Sony.

                  6.2 Sony's Obligations. Sony will indemnify and hold harmless SmartDisk from and against all claims, actions, damages, costs and expenses (including attorneys' fees) arising out of any actual or threatened claim of infringement of any patent , or any copyright, trademark, or trade secret arising out of the Memory Stick or any of Sony's other contributions to the Product, only as used in the Product, including arising from Sony's instructions and technical assistance. This obligation will be subject to the following terms and conditions:

                  (i) The obligation will arise only if SmartDisk gives Sony prompt notice of the infringement claim and grants Sony, in writing, exclusive control over its defense and settlements;

                  (ii) This obligation will cover the Products only in the form developed pursuant to the Final Specifications or as corrected, modified, improved, or enhanced by SmartDisk to the extent that such action by SmartDisk did not give rise to the claim;

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                  (iii) This obligation will not cover any claim that any
Product infringes any third party's rights as used in combination with any hardware or software not supplied by Sony if that claim could have been avoided by the use of that Product in combination with other hardware or software;

                  (iv) This obligation will not cover any use of the Memory Stick ASIC Components, Specified Driver Source Code or the Patentable Developments used with or in any product other than the Product;

                  (v) Without limiting Sony's general obligation of indemnification, and in addition thereto, if an infringement claim is asserted, or if Sony believes one likely, Sony will have the right and the obligation to do any of the following if approved by SmartDisk: (a) procure a license from the person(s) claiming or likely to claim infringements; or (b) reimburse SmartDisk to have SmartDisk modify the Product to avoid the claim of infringement; or (c) suspend the Agreement with respect to such Product until the infringement claim has otherwise been resolved; and

                  6.3 Entire Obligation. Sections 6.1 and 6.2 STATE THE PARTIES' EXCLUSIVE AND ENTIRE OBLIGATIONS WITH RESPECT TO ANY CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND.

                  6.4 General Indemnification. Subject to the provisions of Sections 6.1, 6.2 and 6.3 hereof, each party shall indemnify, defend and hold the other and its successors harmless from any and all claims, demands, actions, losses, liabilities, costs, expenses or damages of any kind or nature (including, but not limited to reasonable attorneys fees) arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants or obligations made by such party.

                  6.5 Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, SMARTDISK MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT AND SMARTDISK SPECIFICALLY DISCLAIMS ANY WARRANTIES, WHETHER EXPRESS OR IMPLIED, FOR MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

                  6.6 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND OR THE LOSS OF ANTICIPATED PROFITS ARISING FROM ANY BREACH OF THIS AGREEMENT EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY'S LIABILITY TO THE OTHER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PRODUCT, EXCEED THE AMOUNTS PAID BY SONY TO SMARTDISK UNDER THIS AGREEMENT REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON SUCH CONTRACT, WARRANTY, INDEMNITY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT OR OTHERWISE.

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         7.       ASSIGNMENT

         This Agreement shall not be assigned by either party, in whole or in part without the written consent of the other, which consent will not be unreasonably withheld. However, either party may assign this Agreement to a subsidiary or entity controlled by or under common control with such party, or to any successor in-interest resulting from a reorganization, merger, acquisition or sale of substantially all of the assets of such party, upon written notice to the other party, (as long as the original party hereto, to the extent such party continues to exist, remains primarily liable to the other contracting party).

         8.       DURATION AND TERMINATION OF AGREEMENT

                  8.1 Term. This Agreement is effective for a period commencing on the Effective Date, and ending on the earlier of the completion of the development of the Product or March 31, 2000.

                  8.2 Termination for Cause. Subject to Section 8.3, in the event that either materially breaches this Agreement and such breach remains uncured twenty (20) calendar days following receipt of written notice by the nonbreaching party, the nonbreaching party may terminate this Agreement by written notice to the breaching party in which case the effective date of such termination shall be the day following the twenty (20) day cure period described herein.

                  8.3 Survival. Sections 4, 5.4, 6, 9, and 10 shall survive the termination or expiration of this Agreement.

         9.       CONFIDENTIAL INFORMATION

                  9.1 Confidential Information. Each party agrees to use reasonable efforts, and at least the same care that it uses to protect its own confidential information of like importance, to prevent unauthorized dissemination and disclosure of the other party's Confidential Information during and for a period of three (3) years after the term of this Agreement; provided, however, that with respect to Confidential Information regarding specifications of Memory Stick, SmartDisk shall, in perpetuity, use reasonable efforts, and at least the same care that it uses to protect its own confidential information of like importance, to prevent unauthorized dissemination and disclosure. All these obligations under this Section 9.1 will be subject to the following terms and conditions:

                           (i) The foregoing obligations will not apply to any
Confidential Information that: (a) becomes known to the general public without fault or breach on the part of the receiving party; (b) the disclosing party customarily provides to others without restriction on disclosures; (c) the receiving party receives from a third party without breach of a nondisclosure obligation and without restriction on disclosure; (d) was in the possession of the receiving party prior to disclosure by the other; or (e) is independently developed by the receiving party's personnel having no access to any Confidential Information obtained from the other.

                           (ii) Nothing in this Agreement will affect any
obligation of either party to maintain the confidentiality of a third party's confidential information.

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                  9.2 No Impairment. Nothing in this Agreement will impair the right of either party to use, develop or market technologies, ideas or products similar to those of the party so long as such use, development or marketing does not infringe on any Intellectual Property Right of such other party or use such other party's the Confidential Information.

                  9.3 Public Announcement. Sony and SmartDisk agree that no press release or other public announcement about this Agreement or the business relationship between the parties shall be made without the prior written consent of both parties, which shall not be unreasonably withheld.

         10.      GENERAL

                  10.1 Relationship of the Parties. The parties' relationship during the term of this Agreement shall be that of an independent contractors. Neither party shall have, nor shall represent that it has, any power, right or authority to bind the other, or to assume or create any obligation or responsibility, express or implied, on behalf of the other or in such other party's name, except as herein expressly provided.

                  10.2 Informal Dispute Resolution. Should any dispute or disagreement between SmartDisk and Sony arise relating to any provision of this Agreement (except with respect to Section 9.1), the Program Manager of one party may give written notification of such dispute or disagreement to the Program Manager of the other party. The Program Managers shall communicate with each other promptly with a view to resolving such dispute or disagreement within fourteen (14) calendar days of commencing their negotiations (or such extended period as the Program Managers agree is appropriate in any case). In the event that a dispute or disagreement is not resolved by the Program Managers within such time period, the Program Managers shall refer the dispute for discussion and resolution to the Principle Contact of SmartDisk and the Principle Contact of Sony, who shall have an additional fourteen (14) calendar days to meet and confer concerning a possible resolution. In the event that a dispute or disagreement is not resolved by the Principle Contacts within such time period, the Principle Contacts shall refer the dispute for discussion and resolution to the President of SmartDisk and the President of Personal Video Company of Sony, who shall have an additional fourteen (14) calendar days to meet and confer concerning a possible resolution.

                  10.3 Governing Laws. The internal laws of the State of Delaware, U.S.A., regardless of any choice of law principles, shall govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties.

                  10.4 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

                  10.5 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or

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unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  10.6 Entire Agreement. This Agreement and the exhibits hereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, express or implied, written or oral, between the parties with respect hereto, except for the Memorandum of Understanding between the parties dated executed in March, 1999 (the "MOU"), which shall survive this Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. In the event of any conflict between the terms of this Agreement and the MOU, the terms of this Agreement shall control.

                  10.7 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the parties. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

                  10.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                  10.9 Notices. Whenever any party hereto desires or is required to give any notice, demand or request with respect to this Agreement, each such communication shall be in writing and shall be given or made by facsimile, mail or other delivery and faxed, mailed or delivered to the intended recipient at the addresses specified below:

                  If to the Company:        SmartDisk Corporation
                                            3506 Mercantile Avenue
                                            Naples, FL 34104 USA
                                            Facsimile: (941) 436-2509
                                            Attn: Michael S. Battaglia

                  with a copy to:           Tomlinson Zisko Morosoli & Maser LLP
                                            200 Page Mill Road, Second Floor
                                            Palo Alto, CA 94306 USA
                                            Facsimile: (650) 324-1808
                                            Attn: Timothy Tomlinson, Esq.

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Cooperative Development Agreement
SmartDisk Corporation/Sony Corporation
Page 12

                  If to Sony:       Sony Corporation Shinagawa Technology Center
                                    Shinagawa INTERCITY C Tower
                                    2-15-3 Konan Minato-ku,Tokyo,108-6201 Japan
                                    Facsimile:(03)5769-5944
                                    Attn:Tsutomu Mikami

                  with a copy to:
                                    Sony Corporation
                                    6-7-35 Kitashinagawa Shinagawa-ku,Tokyo,
                                    141-0001 Japan
                                    Facsimile:(03)5448-7835
                                    Attn:Contracts & Licensing Department
                                    General Manager

Except as may be otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile with verified receipt by the receiving fax machine, when personally delivered, four
(4) days after being delivered to an overnight air courier (e.g. DHL, or Federal Express) upon proof of delivery, or, in the case of a mailed notice, five (5) days after being deposited in the United States mail certified or registered mail, postage prepaid. Either party may change its address for such communications by giving notice thereof to the other party in conformance with this section.

                  10.10 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

                  10.11 Force Majeure. No failure or omission to carry out or observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim by one party against the other or be deemed to be a breach of this Agreement if the same is caused by or arises out of one or more of the following conditions: acts of God; acts, regulations or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, earthquake or storm; labor disturbances; epidemic; failure of public utilities or of suppliers; or any other event, matter or thing wherever occurring and whether or not of the same class or kind as those set forth above, which is not reasonably within the control of the party affected thereby. Any party temporarily excused from performance hereunder by such conditions shall resume performance promptly when such conditions are removed or cured. Any party claiming any such conditions as an excuse for delay in performance hereunder shall give prompt notice in writing thereof to the other party.

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Cooperative Development Agreement
SmartDisk Corporation/Sony Corporation
Page 13

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

SMARTDISK CORPORATION                    SONY CORPORATION

By:  /s/ Michael S. Battaglia            By:  /s/ Tsutomu Mikami
     ---------------------------             -----------------------------------

Name:  Michael S. Battaglia              Name:  Tsutomu Mikami

Title:  President and CEO                Title:  General Manager

SMARTDISK INTERNATIONAL, INC.

By:  /s/ Yoshiaki Uchida
     ---------------------------

Name:  Yoshiaki Uchida

Title:  President


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Cooperative Development Agreement
SmartDisk Corporation/Sony Corporation
Page 14


                                    EXHIBIT D

                               Designated Contacts

SmartDisk:
- ----------

Principal Contact - Michael S. Battaglia

Program Manager - Yoshiaki Uchida

Sony:
- -----

Principal Contact - Tsutomu Mikami

Program Manager - Toshio Koyama